EXHIBIT 99.1

     BE IT RESOLVED, that Article 4 of the Bylaws is hereby amended in its entirety to read as follows:

     Section 4.1 Certificates. All stock and other securities of this Corporation may be certificated or uncertificated, as provided under Oregon law, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by the shareholder. Any certificates issued to any shareholder of the Corporation shall be signed either manually or by facsimile, by (i) the Chairman of the Board, the President or an Executive Vice President and (ii) by the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof.

     Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall cause to be sent to the registered owner of such stock a written notice confirming the ownership of such stock that shall set forth the name of the shareholder in which such stock ownership is registered; the number and class (and the designation of the series, if any) of the shares represented; and any restrictions on the transfer or registration of such shares of stock required by state or federal securities laws, the Corporation’s articles of incorporation, these Bylaws, or any agreement among shareholders and the Corporation.

     Section 4.2 Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the stock and other securities of the Corporation. The Corporation may direct or authorize the transfer agent and/or registrar to make all such rules and regulations deemed necessary and appropriate concerning the issue, transfer and registration of shares of stock by certificate or by book entry. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

     Section 4.3 Transfer of Shares. Title to a certificate and to the interest in this Corporation represented by that certificate can be transferred only (a) by delivery of the certificate endorsed by the person designated by the certificate to be the owner of the interest represented thereby either in blank or to a specified person or (b) by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same, signed by the person designated by the certificate to be the owner of the interest represented thereby either in blank or to a specified person. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation will cause to be issued a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and cause the the transaction to be recorded upon the Corporation’s books.

     Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation.

     Section 4.4 Necessity for Registration. Prior to presentment for registration upon the transfer books of the Corporation of a transfer of stock or other securities of this Corporation, certificated or uncertificated, the Corporation or its agent for purposes of registering transfers of its securities may treat the registered owner of the security as the person exclusively entitled to vote the securities; to receive any notices to shareholders; to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form; and otherwise to exercise or enjoy any or all of the rights and powers of an owner.

     Section 4.5 Lost Certificates. In case of the loss or destruction of a certificate of stock or other security of this Corporation, at the direction of the Board of Directors and upon the terms and conditions prescribe by the Board of Directors Corporation may issue (i) a new certificate or certificates of stock or (ii) issue uncertificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed.